Exhibit 10.41

Amendment No. 1 to

Loan Agreement

April 6, 2023

FiveT Investment Management Ltd.

Suite 5B201, 2nd Floor, One Nexus Way

Camana Bay, Grand Cayman KY1-1108

Cayman Islands

Dominik Lysek

Mülligerstrasse 16T, 5210 Windisch, Switzerland

Thomas Meyer

Birkenweg 6, 4528 Zuchwil, Switzerland

Gentlemen:

Reference is made to the Loan Agreement dated September 9, 2022 (the “Agreement”), between FiveT Investment Management Ltd., Dominik Lysek and Thomas Meyer (the “Lenders”) and Altamira Therapeutics Ltd. (the “AMTL”). The parties hereby agree that, effective as of the date hereof, the Agreement shall be amended as follows:

1. Section 4 is amended and restated in its entirety as follows:

Subject to Sections 6 (Event of Default) and 7 (Change of Control Transaction), the total outstanding principal amount under the Loan including all accrued and unpaid Interest thereon shall become due and payable in cash no later than May 31, 2023 (the Maturity Date).

[Signature Page Follows.]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Lender	FiveT Investment Management Ltd.

Pfaeffikon, April 6th 2023	/s/ Benjamin Kressler
Place, date	Name:
Function: authorized person

Dominik Lysek

Windisch, April 11,2023	/s/ Dominik Lysek
Place, date

Thomas Meyer

Zuchwil, 11-APR-2023	/s/ Thomas Meyer
Place, date

AMTL	Altamira Therapeutics Ltd.

Hamilton, April 11, 2023	/s/ Thomas Meyer
Place, date	Name: Thomas Meyer
Function: CEO

Basel, 11.4.2023	/s/ Marcel Gremaud
Place, date	Name:	Marcel Gremaud
Function: CFO

[Signature Page to Amendment No. 1 to Loan Agreement]